Exhibit 21.1

                      SUBSIDIARIES OF RADICA GAMES LIMITED

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                                                              State or Country
  Name of Subsidiary                                         in Which Organized
  -----------------------------------------------------------------------------
  UNITED STATES
  Radica Enterprises Ltd                                      Nevada
  (Operates as Radica USA Ltd)

  Disc., Inc.                                                 Nevada
  (Operates as Radica Innovations)


  INTERNATIONAL

  Radica Limited                                              Hong Kong
    -  Radica China Ltd                                       British Virgin Islands
          - Dongguan Radica Games Manufactory Co. Ltd         People's Republic of China
    -  RadMex S.A. de C.V. (dormant)                          Mexico

  Radica Sales (HK) Ltd                                       Hong Kong

  Radica Innovations (UK) Ltd                                 UK

  Radica Europe Ltd                                           UK
    -  Leda Media Products Ltd                                UK
          -  LMP (HK) Ltd                                     Hong Kong

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